EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this Registration Statement being filed by Eye Care International Inc. on Form S-8 of our report, which contains a going concern opinion, dated April 15, 2003, which opinion appears in Annual Report on Form 10-KSB for the year ended December, 31, 2002, previously filed by the Company.


Dreslin Financial Services

Certified Public Accountants

Tampa, Florida
October 15, 2004